                                                                    Exhibit 99.2


ROBERT W. MILLS, ESQ. 062154
ELIZABETH G. LEAVY, ESQ. 050979
THE MILLS LAW FIRM
300 Drake's Landing Road
Suite 155
Greenbrae, CA  94904
Telephone:  (415) 464-4770

ANDREW D. FRIEDMAN, ESQ.                        LIONEL Z. GLANCY, ESQ. (#134180)
WECHSLER HARWOOD HALEBIAN                       LAW OFFICES OF LIONEL Z. GLANCY
   & FEFFER LLP                                 1801 Avenue of the Stars
488 Madison Avenue, 8th Floor                   Suite 308
New York, NY  10022                             Los Angeles, CA  90067
Telephone:  (212) 935-7400                      Telephone:  (310) 201-9150

Lead Counsel for Plaintiffs                     Liaison Counsel for Plaintiffs

PROSKAUER ROSE LLP
LOIS D. THOMPSON, State Bar No. 93245
LESLIE A. WEDERICH, State Bar No. 144043
2049 Century Park East, Suite 3200
Los Angeles, California 90067-3206
(310) 557-2900

Attorneys for Defendants

                    SUPERIOR COURT OF THE STATE OF CALIFORNIA

                          FOR THE COUNTY OF LOS ANGELES

MARK ERWIN, TRUSTEE, MARK ERWIN SALES, INC., DEFINED BENEFIT PLAN,     )    Case No. BC 080254
DRESCHER FAMILY TRUST ACCOUNT, J/B INVESTMENT PARTNERS, STEVEN J.      )
KLINE, RUSH AND NANCY STUDINSKI, SAUL SILVERMAN, RAY THOMPSON,         )
individually and on behalf of all others similarly situated,           )    FINAL JUDGMENT AND ORDER OF DISMISSAL
                                                                       )    WITH PREJUDICE
                                            Plaintiffs,                )
                                                                       )
         v.                                                            )    Date:  April 29, 1999
                                                                       )    Time:  10:00 a.m.
RESOURCES HIGH EQUITY, INC., RESOURCES CAPITAL CORP., and PRESIDIO     )    Ctrm:  59
CAPITAL CORPORATION,                                                   )
                                                                       )
                                            Defendants.                )    ACTION FILED:  May 3, 1993
                                                                       )
                                                                       )
------------------------------------------------------------------------




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         [PROPOSED FINAL JUDGMENT AND ORDER OF DISMISSAL WITH PREJUDICE



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         This matter having come before this Court on the application of the parties to the Stipulation of Settlement of Consolidated Class and Derivative Action filed January 11, 1999 (the "Settlement Stipulation"), for approval of the Settlement of the above-captioned class and derivative action (the "Action"), and this Court having considered the Settlement Stipulation, the terms of which are expressly incorporated herein by reference, all other submissions and motions filed, and arguments made by counsel in connection therewith, the letter reports dated January 27, 1999 and April 26, 1999 of court-appointed expert Willie R. Barnes, and the pleadings, files and records and proceedings in this Action, and a hearing having been held before this Court on April 29, 1999, after due notice by mail to all limited partners (whether or not they requested exclusion when the classes, hereinafter referred to for convenience as the Settlement Class, were notified of class certification in or about September 1998), at which hearing all limited partners (whether or not they requested exclusion from the Settlement Class) were given an opportunity to be heard, and at which time this Court approved the Settlement Stipulation and all the transactions contemplated thereby, as fair, reasonable, adequate and in the best interests of the Settlement Class and the Partnerships, and this Court otherwise being fully advised and informed, this Court finds as follows:

         A. Class Counsel in the Action have represented in the Settlement Stipulation that they have sufficiently investigated the facts and researched the applicable law regarding the claims of the Named Plaintiffs, the Class Plaintiffs, and all other members of the Settlement Class, as well as the potential defenses that have been or may be asserted thereto.

         B. After good faith, arm's-length negotiations, the Named Plaintiffs, the Class Plaintiffs, and the Defendants, through their respective counsel, executed and filed the Settlement Stipulation. The Settlement Stipulation sets forth the terms and conditions for the



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         [PROPOSED FINAL JUDGMENT AND ORDER OF DISMISSAL WITH PREJUDICE


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settlement of the Action, subject to (i) approval by this Court, (ii) the satisfaction or waiver of certain conditions set forth in Section 5.1 of the Settlement Stipulation, and (iii) the entry and finality of this Final Judgment and Order of Dismissal with Prejudice (the "Order").

         C. On February 11, 1999, in its Order Re: Notice of Proposed Settlement to the Class, and Hearing on the Proposed Settlement, this Court approved the form of Notice of Proposed Settlement of Class and Derivative Action, Hearing on the Proposed Settlement, and Right to Appear at the Hearing (the "Notice") to be sent to all limited partners (whether or not they requested exclusion from the Settlement Class) and ordered that such notice be mailed in accordance with that order. Pursuant to and in accordance with such order, counsel caused the Notice to be mailed.

         D. The Notice provided to the Settlement Class members is the best possible notice practicable under the circumstances. Such notice constituted valid, due and sufficient notice to all Settlement Class members.

         E. The parties jointly have applied to this Court for approval of the terms of the Settlement Stipulation and for the entry of this Order. Pursuant to the Notice, and upon notice to all limited partners (regardless of whether or not they requested exclusion from the Settlement Class), a hearing was held before this Court on April 29, 1999, to consider whether the Settlement Stipulation and the transactions contemplated thereby, should be approved as fair, reasonable, adequate, and in the best interests of the Settlement Class and the Partnerships.

         THIS COURT, THEREFORE, GOOD CAUSE APPEARING, HEREBY ORDERS, ADJUDGES AND DECREES THAT:

         1. The terms used in this Order shall have the same meanings as defined in the Settlement Stipulation, except as otherwise may be specified herein.



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         [PROPOSED FINAL JUDGMENT AND ORDER OF DISMISSAL WITH PREJUDICE


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         2. This Court has jurisdiction over the subject matter of this Action and over all of the parties, including all members of the Settlement Class.

         3. After considering that persons who requested exclusion from the Settlement Class, after notice of class certification was caused to be mailed to all members of the three classes now defined as the Settlement Class on or about September 14, 1998, retain their individual rights of action, if any, against the Defendants, this Court hereby approves in its entirety the Settlement Stipulation and the transactions contemplated thereby, based on finding that the Settlement Stipulation and the transactions contemplated thereby are fair, reasonable and adequate to all limited partners and that the Settlement is in the best interests of the Settlement Class and the Partnerships, and this Court therefore directs the parties to comply with the terms of the Settlement Stipulation and the transactions contemplated thereby.

         4. This Court hereby dismisses the Action, the Amended Complaint and each and every cause of action and claim set forth therein on the merits as to all present and former Defendants and with prejudice to the Settlement Class. The Court further extinguishes all claims, rights, demands and causes of action (including Unknown Claims) that might have been asserted therein by the Named Plaintiffs and Class Plaintiffs on behalf of themselves or the Settlement Class or the Partnerships, from which the Defendants and all Released Persons are hereby discharged.

         5. The Named Plaintiffs, the Class Plaintiffs and all other members of the Settlement Class and each of them, are fully and forever permanently barred and enjoined from instituting, asserting or prosecuting, either directly or indirectly, any and all direct Released Claims against any and all of the Released Persons, as those terms are defined in the Settlement Stipulation. All limited partners, whether or not members of the Settlement Class, and each of them, are fully and



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permanently barred and enjoined from instituting, asserting or prosecuting, either directly or indirectly, any and all derivative Released Claims against any and all Released Persons, as those terms are defined in the Settlement Stipulation.

         6. The Release of Claims set forth in Section 3.1 of the Settlement Stipulation is hereby rendered and declared fully effective and enforceable, and each and all of the Released Persons are hereby fully and forever released and discharged with respect to any and all of the Released Claims.

         7. Class Counsels' application for an award of attorneys' fees and reimbursement of expenses, totaling in the aggregate $2.5 million, is granted with the express understanding that of that total amount, $75,000 shall be paid to Max Folkenflik, Folkenflik & McGerity, and Theodore W. Phillips, Phillips, Greenberg, Strain & Hauser, jointly, as counsel for objectors Ronald S. Morton and Doris S. Morton, as Trustees of the Morton Living Trust U/A dated 9/2/93, and Linda Prior, Trustee of the Jayne Cuzner Charitable Lead Unitrust ("Objectors' Counsel"). Therefore, a total of $2,425,000 shall be paid to Class Counsel as attorneys' fees and reimbursement of expenses and $75,000 shall be paid to Objectors' Counsel. No other attorneys' fees or reimbursement of expenses are awarded. Of the total amount of fees and expenses awarded, thirty-five percent (or $875,000) shall be paid by the Defendants and the remaining sixty-five percent shall be paid by the HEP Partnerships in the following percentages: 21.667% by each of HEP 85, HEP 86, and HEP 88. Payment of all attorneys' fees and expenses awarded shall be governed by and is subject to the provisions of the Settlement Stipulation including, but not limited to,
Section 4.6 (Consummation of Settlement).

         8. Neither the Settlement Stipulation, nor any exhibit or document referenced therein, nor the Settlement contained therein, nor this Order, nor any action taken to effectuate or further



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the Settlement Stipulation, the Settlement set forth therein or this Order: (a)
is, or may be construed or used as, an admission by or against any Defendant, or any other person or entity, of the validity of any Released Claims or any other claims and allegations that are or could have been asserted in the Action, or of any wrongdoing by any Defendant or Released Person; (b) is or shall be deemed to be or shall be used as any admission of any fault, wrongdoing, liability or omission whatsoever, whether or not in any statement, release or written document or report issued, filed or made, nor as a waiver or limitation of any defenses otherwise available to any Defendant or Released Person; (c) shall be offered or used in a manner inconsistent with section 8.1 of the Settlement Stipulation.

         9. Each and all of the parties to the Settlement Stipulation are ordered and affirmatively enjoined to comply with all of the terms and provisions of this Order and the Settlement Stipulation, and to undertake all acts and perform all obligations imposed under this Order and the Settlement Stipulation as reasonably necessary to effectuate all the terms contained herein or therein.

         10. Without affecting the finality of this Order in any way as to the Defendants, this Court hereby retains continuing jurisdiction over the Action, the Named Plaintiffs, the Class Plaintiffs, all members of the Settlement Class, all the Defendants and over any and all matters relating to the administration and consummation of the Settlement Stipulation and the transactions contemplated thereby.

         11. In the event that this Order does not become final or the settlement otherwise does not become effective in accordance with the terms of the Settlement Stipulation, because of the nonfulfillment or impossibility of fulfillment of any of the conditions set forth in Article V of the Settlement Stipulation, or the failure to fulfill all of the said conditions within 9 months after the



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



date of the Settlement Stipulation, as provided in Section 5.2 thereof, this Order, except for Paragraph 8, shall be rendered null and void and shall be vacated nunc pro tunc, the Settlement reflected in the Settlement Stipulation shall be terminated pursuant to its terms, and the parties to the Settlement Stipulation shall be deemed to have reverted to their respective status and position in the Action as of the date immediately prior to the execution of the Settlement Stipulation, all as provided in Section 5.2 of the Settlement Stipulation.

         12. Persons who duly and timely requested exclusion from the Settlement Class in October 1998 may now pursue only their own individual remedies, if any, as against any of the






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         [PROPOSED FINAL JUDGMENT AND ORDER OF DISMISSAL WITH PREJUDICE

Defendants, and not any class or derivative actions. All other members of the Settlement Class shall be bound by all the applicable terms and provisions of this Order and of the Settlement Stipulation.


Dated:   May 20, 1999                         /s/ Bruce E. Mitchell
         -----------------------         ---------------------------------------
                                         Commissioner Bruce E. Mitchell

APPROVED AS TO FORM:

DATED:  May 10, 1999                     PROSKAUER ROSE LLP
                                         LOIS D. THOMPSON
                                         LESLIE A. WEDERICH

                                         By:        /s/ Lois D. Thompson
                                             -----------------------------------
                                                      Lois D. Thompson
                                         Attorneys for Defendants RESOURCES HIGH
                                         EQUITY, INC., RESOURCES CAPITAL CORP.,
                                         and PRESIDIO CAPITAL CORPORATION

DATED:  May 10, 1999                     LAW OFFICES OF LIONEL Z. GLANCY
                                         LIONEL Z. GLANCY

                                         By:       /s/ Lionel Z. Glancy
                                             -----------------------------------
                                                     Lionel Z. Glancy
                                             Liaison Class Counsel

DATED:  May 10, 1999                     WECHSLER HARWOOD HALEBIAN & FEFFER LLP
                                         ANDREW D. FRIEDMAN

                                         By:     /s/ Andrew D. Friedman
                                             -----------------------------------
                                                    Andrew D. Friedman
                                             Lead Counsel for Class

DATED:  May 10, 1999                     THE MILLS LAW FIRM
                                         ROBERT W. MILLS
                                         ELIZABETH G. LEAVY


                                         By:       /s/ Robert W. Mills
                                             -----------------------------------
                                                     Robert W. Mills
                                             Lead Counsel for Class




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         [PROPOSED FINAL JUDGMENT AND ORDER OF DISMISSAL WITH PREJUDICE